Exhibit 99.1

Royal Bank
AMERICA

Customers. Shareholders. Co-workers. Community.

Royal Bancshares of Pennsylvania, Inc. Reports Profit for Full Year and Fourth Quarter 2016

Quality Loan Growth Boosts Earnings;
Balance of “TARP” Shares Retired

BALA CYNWYD, PA - - (Marketwired – January 30, 2017) - Royal Bancshares of Pennsylvania, Inc. (“the Company”) (NASDAQ: RBPAA), parent company of Royal Bank America (“Royal Bank”), is pleased to report net income attributable to the Company of $4.1 million, or $0.13 per diluted share, and $10.4 million, or $0.31 per diluted share, for the three and twelve months ended December 31, 2016, respectively.   Comparatively, net income was $6.4 million, or $0.20 per diluted share, and $11.0 million, or $0.31 per diluted share, for the three and twelve months ended December 31, 2015, respectively.  During the fourth quarter of 2016, the Company reversed $1.9 million of the valuation allowance related to net deferred tax assets which contributed to a net tax benefit of $1.8 million.  This transaction positively affected both the fourth quarter and full year 2016 results.

Excluding the net tax benefit of $1.9 million, net income attributable to the Company was $2.2 million, or $0.07 per diluted share, for the three months ended December 31, 2016, and excluding the  net tax benefit of $1.8 million, net income attributable to the Company was $8.6 million, or $0.25 per diluted share, for the full year 2016.  In 2015, the Company reversed $5.4 million of the valuation allowance related to net deferred tax assets, which contributed to a net tax benefit of $5.1 million.

The Company's President and Chief Executive Officer, Kevin Tylus, noted, "Quality loan growth and expense discipline drove our increase in earnings for 2016.  Throughout the year, as we received regulatory approval, we repurchased all of the remaining Series A Preferred stock (“TARP”).  We have fully retired the $30.4 million in original principal and avoid future dividends at a rate of 9%.  During 2016, to meet the needs of our growing customer base, we broadened our online customer technologies, implemented enhancements to our website, and added residential mortgages to our suite of products. Recently, we completed extensive renovations of our Narberth retail location, which brings a modern experience to our customers.”

Highlights for the three months and year ended December 31, 2016 included:

Balance Sheet Trends:

•
At December 31, 2016, total assets were $832.5 million and grew $21.1 million, or 2.6%, from $811.4 million at September 30, 2016, and increased $44.2 million, or 5.6%, from $788.3 million at December 31, 2015.

•
Total loans were $602.0 million at December 31, 2016, an increase of $26.2 million, or 4.5%, from $575.8 million at September 30, 2016.  In 2016, total loans grew $102.9 million, or 20.6%, from $499.1 million at December 31, 2015.  Increases were recognized in multiple commercial loan portfolio classes.

•
Total deposits were $629.5 million at December 31, 2016 and increased $37.3 million, or 6.3%, from $592.2 million at September 30, 2016.  In 2016, total deposits increased $51.6 million, or 8.9%, from $577.9 million at December 31, 2015.

•
Total Company equity was $51.6 million at December 31, 2016, a decrease of $17.7 million, or 25.5%, from $69.3 million at September 30, 2016 and declined $20.3 million, or 28.2%, from $71.9 million at December 31, 2015.  The Company repurchased or redeemed the remaining 18,856 shares of Series A preferred stock from time to time during 2016 as shares became available for purchase and the Company received the required regulatory approvals to repurchase such shares. The Company paid $29.5 million to repurchase the outstanding shares and eliminated future dividends on these shares.

Asset Quality:

•
The ratio of non-performing loans to total loans improved from 1.10% at December 31, 2015 to 1.00% at December 31, 2016.  Excluding tax certificates, the ratio of non-performing loans to total loans was 0.69% and 0.88% at December 31, 2016 and 2015, respectively.

•	Non-performing loans of $6.0 million at December 31, 2016 increased $515 thousand, or 9.4%, from $5.5 million at December 31, 2015.

•
The ratio of non-performing assets to total assets was 1.15% and 1.64% at December 31, 2016 and 2015, respectively.  Excluding the tax lien assets, the ratio of non-performing assets to total assets was 0.53% and 0.59% at December 31, 2016 and 2015, respectively.

•
Non-performing assets of $9.5 million at December 31, 2016, decreased $3.4 million, or 26.2%, from $12.9 million at December 31, 2015. During the fourth quarter of 2016, the Company sold the largest tax lien property in the other real estate owned (“OREO”) portfolio.

•
For the three months and year ended December 31, 2016, we recorded a provision to the allowance for loan and lease losses of $255 thousand and $1.2 million, respectively.  For the three months and year ended December 31, 2015, we recorded a provision to the allowance for loan and lease losses of $634 thousand and a credit of $748 thousand, respectively.  The 2016 provision was primarily attributable to loan growth, specific reserves on the leasing portfolio, and net charge-off activity within the leasing and tax certificate portfolios.

Income Statement and Other Highlights:

•
The return on average assets for the three months and year ended December 31, 2016 was 2.01% and 1.29%, respectively, compared to 3.30% and 1.49% for the three months and year ended December 31, 2015, respectively. The return on average assets for the fourth quarters of 2016 and 2015 was directly impacted by reversals of a portion of the DTA valuation allowance. We reversed $1.9 million in 2016 and $5.4 million in 2015.  Excluding the net tax benefit of $1.9 million, the return on average assets was 1.09% for the fourth quarter of 2016.  For 2016, excluding the net tax benefit of $1.8 million, the return on average assets was 1.06%.  Excluding the net tax benefit of $5.1 million, the return on average assets was 0.65% and 0.79% for the three months and year ended December 31, 2015, respectively.

•
The return on average equity for the three months and year ended December 31, 2016 was 28.78% and 15.19%, respectively, compared to 37.95% and 16.81% for the three months and year ended December 31, 2015. The return on average equity for the fourth quarters of 2016 and 2015 was directly impacted by reversals of a portion of the DTA valuation allowance.  Excluding the net tax benefit of $1.9 million, the return on average equity was 15.65% for the fourth quarter of 2016.  For 2016, excluding the net tax benefit of $1.8 million, the return on average equity was 12.56%.  Excluding the net tax benefit of $5.1 million, the return on average equity was 7.51% and 8.95% for the three months and year ended December 31, 2015, respectively.

•
At December 31, 2016, the Company’s Tier 1 leverage and Total Risk Based Capital ratios were 8.49% and 13.30%, respectively, compared to 12.44% and 18.57%, respectively, at December 31, 2015.  The Common Equity Tier 1 ratio was 7.99% at December 31, 2016 compared to 9.37% at December 31, 2015. Impacting the 2016 capital ratios is the repurchase of 18,856 shares of the Series A Preferred stock during 2016.  With the retirement of the Series A Preferred we have eliminated future dividends at a rate of 9%.

•
Net interest income increased $477 thousand, or 7.7%, from $6.2 million for the three months ended December 31, 2015 to $6.6 million for the three months ended December 31, 2016.  Net interest income increased $2.6 million, or 11.0%, from $23.5 million for the year ended December 31, 2015 to $26.1 million for the year ended December 31, 2016.  The growth in net interest income was primarily related to an increase in interest income on average loan balances.

•
The net interest margin for the fourth quarter of 2016 was 3.43% compared to 3.36% for the fourth quarter in 2015 and was 3.44% for the year ended December 31, 2016 compared to 3.38% for the year ended December 31, 2015.  The increase in net interest margin was directly related to an increase in the yield on average interest-earning assets due to a change in the composition of such assets.

•
Non-interest income for the fourth quarter of 2016 was $838 thousand and decreased $214 thousand from $1.1 million for the fourth quarter of 2015.  Income from Company owned life insurance and service charges and fees increased $194 thousand and $78 thousand, respectively.  The increase in service charges and fees were mostly related to the leasing portfolio. More than offsetting these positive items was a decline of $324 thousand in gains on the sale of premises and equipment and a $199 thousand decrease in gains on the sale of investment securities.  During the fourth quarter of 2015, we sold a Company owned building.  There were no sales of premises and equipment in 2016.

•
Non-interest income was $4.3 million for the year ended December 31, 2016 and grew $1.2 million from $3.1 million for the year ended December 31, 2015.  Income from Company owned life insurance and net gains on the sale of investment securities increased $669 thousand and $531 thousand, respectively, from 2015.  Additionally, we received a $273 thousand beneficiary payment from a life insurance policy.  Service charges and fees increased $235 thousand and were mostly related to the leasing portfolio. Partially offsetting these positive items was an increase in other-than-temporary impairment (“OTTI”) charges on the investment portfolio of $176 thousand related to investments in private equity real estate funds and the previously mentioned decrease in gain on sale of premises and equipment.

•
Non-interest expense was $4.7 million for the quarter ended December 31, 2016 and declined $548 thousand from $5.3 million for the comparable period in 2015.  Contributing to the decrease in non-interest expense for the fourth quarter of 2016 was a $525 thousand decrease in net other real estate owned (“OREO”) expenses.  During the fourth quarter of 2016, we sold an OREO tax lien property with a carrying value of $3.2 million and recorded a gain of $645 thousand. Salaries and benefits declined $254 thousand. Additionally in the 2016 quarter, we benefited from a $97 thousand credit for unfunded loan commitments due to a decline in the historical loss rates associated with such commitments compared to a $143 thousand provision for unfunded loan commitments during the fourth quarter of 2015.   Partially offsetting the decrease in non-interest expense were increases of $239 thousand, $65 thousand and $45 thousand in professional and legal fees, communications and data processing and occupancy and equipment expenses, respectively, during the fourth quarter of 2016.

•
Non-interest expense was $20.0 million for the year ended December 31, 2016 and decreased $988 thousand from $21.0 million for the comparable period in 2015.  Contributing to the decrease in non-interest expense for 2016 was a $758 thousand decline in the provision for unfunded loan commitments and a $427 thousand decline in net OREO expenses.  In 2016, the Company benefited from a $333 thousand credit for unfunded loan commitments due to a decline in the historical loss rates associated with such commitments compared to a $425 thousand provision for unfunded loan commitments during 2015.  As mentioned previously, in 2016 we sold an OREO tax lien property with a carrying value of $3.2 million and recorded a gain of $645 thousand. Additionally, in 2016 we reversed a $200 thousand contingency accrual related to an OREO property that was sold in a previous reporting period.  During 2016, Management determined that the contingency no longer exists and therefore was reversed.  Partially offsetting the decrease in non-interest expense were increases of $246 thousand and $206 thousand in professional and legal fees and communications and data processing expenses, respectively.

About Royal Bancshares of Pennsylvania, Inc.

Royal Bancshares of Pennsylvania, Inc., headquartered in Bala Cynwyd, Pennsylvania, is the parent company of Royal Bank America, which is headquartered in Narberth, Pennsylvania. Royal Bank serves growing small and middle market businesses, commercial real estate investors, consumers, and depositors principally in Montgomery, Delaware, Chester, Bucks, Philadelphia and Berks counties in Pennsylvania, central and southern New Jersey, and Delaware. Established in 1963, Royal Bank provides an array of financial products and services through a comprehensive suite of cash management services and thirteen branches and two loan production offices. More information on Royal Bancshares of Pennsylvania, Inc., Royal Bank America, and its subsidiaries can be found at www.royalbankamerica.com.

Forward-Looking Statements

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties, and actual results could differ materially; therefore, readers should not place undue reliance on any forward-looking statements. Royal Bancshares of Pennsylvania, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. For a discussion of the factors that could cause actual results to differ from the results discussed in any such forward-looking statements, see the filings made by Royal Bancshares of Pennsylvania, Inc. with the Securities and Exchange Commission, including its Annual Report — Form 10-K for the year ended December 31, 2015.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
CONSOLIDATED INCOME STATEMENTS
(Unaudited, dollars in thousands, except per share data)

	For the three months ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Interest income	$8,561	$7,844	$33,416	$29,993
Interest expense	1,926	1,686	7,315	6,484
Net Interest Income	6,635	6,158	26,101	23,509
Provision (credit) for loan and lease losses	255	634	1,242	(748)
Net interest income after provision (credit) for loan and lease losses	6,380	5,524	24,859	24,257
Non-interest income	838	1,052	4,307	3,113
Non-interest expense	4,729	5,277	19,997	20,985
Income before taxes	2,487	1,299	9,167	6,385
Income tax benefit	(1,881)	(5,139)	(1,796)	(5,139)
Net Income	4,370	6,438	10,965	11,524
Less net income attributable to noncontrolling interest	248	31	590	531
Net Income Attributable to Royal Bancshares	$4,122	$6,407	$10,375	$10,993
Less Preferred stock Series A accumulated dividend and accretion	$119	$434	$1,133	$1,721
Net income to common shareholders	$4,003	$5,973	$9,242	$9,272
Income Per Common Share – Basic and Diluted	$0.13	$0.20	$0.31	$0.31

SELECTED PERFORMANCE RATIOS:

	For the three months ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Return on Average Assets	2.01%	3.30%	1.29%	1.49%
Return on Average Equity	28.78%	37.95%	15.19%	16.81%
Average Equity to Average Assets	6.99%	8.69%	8.48%	8.84%
Book Value Per Share	$1.72	$1.77	$1.72	$1.77

	At December 31,	At December 31,
Capital ratios (US GAAP):	2016	2015
Company Tier 1 Leverage	8.49%	12.44%
Company Total Risk Based Capital	13.30%	18.57%
Company Common Equity Tier 1	7.99%	9.37%

NON-GAAP MEASURES:
(Unaudited, dollars in thousands, except per share data)

	For the three months ended December 31,		For the years ended December 31,
	2016	2015	2016	2015
Net income attributable to Royal Bancshares	$4,122	$6,407	$10,375	$10,993
Less net tax benefit	1,881	5,139	1,796	5,139
Net income attributable to Royal Bancshares (non-GAAP)	$2,241	$1,268	$8,579	$5,854
Less Preferred stock Series A accumulated dividend and accretion	$119	$434	$1,133	$1,721
Net income to common shareholders (non-GAAP)	$2,122	$834	$7,446	$4,133
Income per common share–basic and diluted (non-GAAP)	$0.07	$0.03	$0.25	$0.14
Return on Average Assets	1.09%	0.65%	1.06%	0.79%
Return on Average Equity	15.65%	7.51%	12.56%	8.95%

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	At December 31, 2016	At December 31, 2015

Cash and cash equivalents	$21,230	$25,420
Investment securities, at fair value	169,854	224,067
Other investment, at cost	2,250	2,250
Federal Home Loan Bank stock	3,216	2,545
Loans and leases
Commercial real estate and multi-family	248,950	241,928
Construction and land development	83,369	47,984
Commercial and industrial	108,146	85,980
Residential real estate	56,899	51,588
Leases	61,838	64,341
Tax certificates	3,705	4,755
Consumer	3,102	2,527
Loans and leases	602,009	499,103
Allowance for loan and lease losses	(10,420)	(9,689)
Loans and leases, net	591,589	489,414
Company owned life insurance	20,781	19,899
Premises and equipment, net	5,398	3,959
Other real estate owned, net	3,536	7,435
Accrued interest receivable	3,968	4,149
Other assets	10,633	9,145
Total Assets	$832,485	$788,283

Deposits	$629,546	$577,892
Borrowings	104,000	90,970
Other liabilities	20,892	21,349
Subordinated debentures	25,774	25,774
Royal Bancshares shareholders’ equity	51,648	71,904
Noncontrolling interest	625	394
Total Equity	52,273	72,298
Total Liabilities and Equity	$832,485	$788,283

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
NET INTEREST INCOME AND MARGIN
(Unaudited, in thousands, except percentages)

	For the three months ended December 31, 2016			For the three months ended December 31, 2015
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Cash and cash equivalents	$9,942	$15	0.60%	$14,542	$11	0.30%
Investment securities	168,054	889	2.10%	224,086	1,367	2.42%
Loans	591,384	7,657	5.15%	488,389	6,466	5.25%
Total interest-earning assets	769,380	8,561	4.43%	727,017	7,844	4.28%
Non-interest earning assets	45,300			43,776
Total average assets	$814,680			$770,793
Interest-bearing deposits
NOW and money markets	$222,225	$217	0.39%	$227,960	$207	0.36%
Savings	83,404	151	0.72%	45,627	68	0.59%
Certificates of deposit	223,811	764	1.36%	209,153	735	1.39%
Total interest-bearing deposits	529,440	1,132	0.85%	482,740	1,010	0.83%
Borrowings	130,176	794	2.43%	116,815	676	2.30%
Total interest-bearing liabilities	659,616	1,926	1.16%	599,555	1,686	1.12%
Non-interest bearing deposits	74,356			81,473
Other liabilities	23,726			22,792
Shareholders' equity	56,982			66,973
Total average liabilities and equity	$814,680			$770,793
Net interest income		$6,635			$6,158
Net interest margin			3.43%			3.36%

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
NET INTEREST INCOME AND MARGIN
(Unaudited, in thousands, except percentages)

	For the year ended December 31, 2016			For the year ended December 31, 2015
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Cash and cash equivalents	$12,416	$63	0.51%	$16,197	$32	0.20%
Investment securities	194,108	4,528	2.33%	228,779	5,617	2.46%
Loans	551,161	28,825	5.23%	450,094	24,344	5.41%
Total interest-earning assets	757,685	33,416	4.41%	695,070	29,993	4.32%
Non-interest earning assets	47,868			44,851
Total average assets	$805,553			$739,921
Interest-bearing deposits
NOW and money markets	$222,626	$811	0.36%	$211,271	$716	0.34%
Savings	74,520	529	0.71%	30,023	120	0.40%
Certificates of deposit	212,166	2,985	1.41%	217,688	2,970	1.36%
Total interest-bearing deposits	509,312	4,325	0.85%	458,982	3,806	0.83%
Borrowings	121,301	2,990	2.46%	116,547	2,678	2.30%
Total interest-bearing liabilities	630,613	7,315	1.16%	575,529	6,484	1.13%
Non-interest bearing deposits	83,215			77,052
Other liabilities	23,436			21,938
Shareholders' equity	68,289			65,405
Total average liabilities and equity	$805,553			$739,921
Net interest income		$26,101			$23,509
Net interest margin			3.44%			3.38%

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
ASSET QUALITY TRENDS
(Unaudited, in thousands, except percentages)

	At December 31,
	2016	2015

Non-performing loans	$4,100	$4,367
Non-performing tax certificates	1,907	1,125
Total non-performing loans	6,007	5,492

Other real estate owned-loans	236	220
Other real estate owned-tax certificates	3,300	7,215
Total other real estate owned	3,536	7,435
Total non-performing assets	$9,543	$12,927

Ratio of non-performing loans to total loans	1.00%	1.10%
Ratio of non-performing assets to total assets	1.15%	1.64%
Ratio of allowance for loan and lease losses to total loans	1.73%	1.94%
Ratio of allowance for loan and lease losses to non-performing loans	173.46%	176.42%

Contact Information

Michael Thompson
Executive Vice President and Chief Financial Officer
mthompson@royalbankamerica.com